EXHIBIT 10.12

FOREST PARK

OFFICE BUILDING LEASE

THIS LEASE is made and executed this 27th day of September, 2005, between FOREST PARK REALTY INVESTMENTS, LLC, A Colorado limited liability company (hereinafter referred to as "Landlord"), and Patria Corporation, Inc. ("Tenant").

1.	PREMISES:

Landlord hereby leases to Tenant and Tenant hereby rents from Landlord those certain premises designated on the Plan attached hereto as Exhibit "A" (the "Premises"), and by this reference made a part hereof, said Premises consisting of approximately 1,423 rentable square feet of space comprising of Suite #G-120 in the building and located in the garden level of 5350 Leetsdale Drive, Denver, Colorado 80246, (hereinafter the "Building"), together with a non-exclusive license, subject to the provisions hereof, to use all appurtenances thereunto, including, but not limited to, plaza areas, and any other areas designated by Landlord for use by tenants of the building. (The Building, plaza areas, other areas and appurtenances, plus the real property on which the same is situated being more particularly described in Exhibit "B" attached hereto, and by this reference made a part hereof are hereinafter collectively sometimes called the "Building Complex.") Said letting and renting are upon and subject to the terms, covenants and conditions set forth herein, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants, and conditions by it to be kept and performed, and this Lease is made upon the condition of such performance subject to liens, covenants, easements and restrictions of record.

2.	TERM:

The term of this Lease shall commence at 12:00 Noon on November 1, 2005 and terminate at 12:00 Noon on October 31, 2010, unless sooner terminated pursuant to this lease.

3.	RENT:

Subject to the provisions hereinafter set forth, Tenant shall pay to Landlord, as base rent for the term of this Lease, the sum of Eighty Three Thousand Two Hundred Forty five and no/100 Dollars ($83,245.00) in coin or currency of United States (the "Base Rent") which sum shall be payable in sixty (60) monthly installments as follows:

Year 1   (11/1/05 - 10/31/06) = $10.70 per rsf or $1,268.84/mo.
Year 2  (11/1/06 - 10/31/07) = $11.20 per rsf or $1,328.13/mo.
Year 3  (11/1/07 - 10/31/08) = $11.70 per rsf or $1,387.42/mo.
Year 4  (11/1/08 - 10/31/09) = $12.20 per rsf or $1,446.71/mo.
Year 5  (11/1/09 - 10/31/10) = $12.70 per rsf or $1,506.00/mo.

Rent for the first three months (November 2005 through January 2006) in the amount of $3,806.52 shall be payable at the time this lease is executed. Thereafter, regular rent payments shall continue as of February 1, 2006, plus any excise, privilege, gross receipts or sales tax levied on the rentals or the receipt thereof by Landlord. If Tenant takes possession not on the first day of the month, then the installments of the Base Rent for the first and last months of the term hereof shall be prorated based upon the number of days during each of said months that the Lease terms are in effect. All other installments of the Base Rent shall be payable on the first day of each calendar month during the term hereof. All Base Rent or other rentals or sums due hereunder shall be paid in advance without deduction or offset at the office of Landlord or to such other person or at such other place as Landlord may designate in writing. In the event that the Base Rents due Landlord are paid later than the fifth day of the month when due, a late fee of ten percent (10%) of the installment due shall be due and payable by Tenant as additional rent. The parties agree that calculation of the exact costs Landlord will incur if Tenant makes late payments would be difficult to determine, but will include processing and accounting charges and late charges which may be imposed upon Landlord under the terms of any mortgage or deed of trust constituting a lien on the Premises. The parties agree that the late fee provided herein is a fair and reasonable estimate of the costs Landlord will incur.

If any rents or other amounts owing under this Lease are not paid within twenty (20) days after they are due, such amounts shall bear interest at the rate of eighteen percent (18%) per annum from the due date of such payment, until received by Landlord. Similarly, any amounts paid by Landlord to cure any defaults of Tenant under this Lease, which Landlord shall have the right, but not the obligation to do, shall, if not repaid by Tenant within ten (10) days or demand by Landlord thereafter bear interest at the above rate until received by Landlord.

4.	OPERATING EXPENSE AND TAX ADJUSTMENTS:

It is hereby agreed that during each calendar year of the term hereof, Tenant shall pay to Landlord Tenant's Prorata Share of the amount of the increase in the Operating Expenses and Real Estate Taxes for the immediately preceding calendar year over Tenant's Prorata Share of the Base Operating Expenses and Base Real Estate Taxes (as herein below defined). It is hereby agreed that the determination of increase in Operating Expenses shall be segregated from the determination of increase of Real Estate Taxes, and one shall not be netted against the other.

A. Tenant's Prorata Share: Based on the premises occupied by Tenant, "Tenant's Prorata Share" shall be equal to 1.29 percent (1.29%) of the rentable space in the property. At such time, if ever, any space is added to the Lease as hereinbelow provided, Tenant's Prorata Share shall be increased accordingly.

B. Operating Expenses and Real Estate Taxes: The Landlord herewith agrees to expend as its share of Operating Expenses paid for and sustained by the Landlord during any calendar year an amount not greater than the actual expenses in the year 2005, said amount being referred to as the Base Operating Expenses. This amount shall constitute the maximum payable by the Landlord as its contribution toward Operating Expenses.

"Operating Expenses" shall mean all operating expenses of any kind or nature with respect to the Building Complex and shall include, but not be limited to, the cost of building supplies; costs incurred in connection with all energy sources for the Building such as propane, butane, natural gas, steam, electricity, solar energy and fuel oil; the costs of water and sewer service, janitorial services, general maintenance and repair of the Building Complex, including the heating and air conditioning systems and structural components of the Building (as used in the Lease, "Structural Components" shall mean and include: the structural members of the Building, all mechanical, electrical, plumbing, heating, and air conditioning systems; and elevators); snow removal, trash collection, landscaping, maintenance, repair and striping of all parking areas used by tenants of the Building; insurance, including fire and extended coverage and public liability insurance and any rental insurance and all risk insurance (should Landlord decide to carry the same)(but Tenant shall have no interest in such insurance or the proceeds thereof); labor costs incurred in the operating and maintenance of the Building Complex, including wages and other payments; costs to Landlord for workmen's compensation and disability insurance, payroll taxes and welfare fringe benefits; professional building management fees, legal accounting, inspection and consultation fees incurred in connection with the Building Complex; any expense attributable to costs incurred by Landlord for any capital improvements or Structural Component repairs to the Building Complex required by any change in the laws, ordinances, rules, regulations or otherwise which were not in effect on the date Landlord obtained its building permit to construct the Building Complex required by any governmental or quasi-governmental authority having jurisdiction over the Building Complex, which costs shall be amortized over the useful life of the capital improvement or Structural Component repaired; capital expenditures or repairs of an energy, conservation or security nature, or to accommodate the Americans with Disabilities legislation or any expense required by any change in laws, rules, regulations, orders or any other governmental or quasi-governmental authority having jurisdiction, in which case such expenditures shall be amortized over the life of the improvements; and any costs incurred by Landlord in making capital improvements or other modification to the Building Complex or any part thereof which reduces the Operating expenses, which costs shall be amortized over the useful life of such improvement or modification; provided, however, the annual amortization amount shall not exceed the reduction in Operating Expenses as projected by Landlord's accountant for the relevant year, and the amortization schedule shall be extended accordingly, if necessary. If the Building is not fully occupied during any calendar year, the Operating Expenses for the year in question shall be adjusted to reflect a ninety-five percent (95%) occupancy of the Building. Operating Expenses shall expressly exclude costs of maintenance and repair reimbursed by insurance proceeds, alterations or other specific costs attributable solely to other tenants' space in the Building and billed to such tenants, leasing commissions, advertising expenses and other costs incurred in leasing space in the Building, and any interest on borrowed money or debt amortization.

Operating Expenses shall expressly exclude costs of maintenance and repair reimbursed by insurance proceeds, alterations or other specific costs attributable solely to other tenants’ space in the Building Complex, leasing commissions, marketing costs, advertising expenses and other costs incurred in leasing space in the Complex, depreciation, amortization, any interest on borrowed money or debt.

"Real Estate Taxes" shall include: (a) any form of assessment (including any so-called "special" assessment), license fee, license tax, business license fee, business license tax, commercial rental tax, levy, charge, penalty or tax, imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage or other improvement or special district thereof, against the Premises, the Building or Building Complex, or any legal or equitable interest of Landlord therein; (b) any tax on Landlord's right to rent the Premises or against Landlord's business of leasing the Premises; and (c) any assessment, tax, fee, levy or charge in substitution, partially or totally, of or in addition to any assessment, tax, fee, levy or charge previously included within the definition of Real Estate Taxes which may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners of occupants. It is the intention of Landlord and Tenant that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of Real Estate Taxes for purposes of this Lease. The following shall also be included within the Lease; provided, however, that Tenant shall pay Landlord the entire amount thereof: (i) any tax allocable to or measured by the area of the Premises or the rental payable hereunder, including without limitation, any gross income, privilege, sales or excise tax levied by the State, any political subdivision thereof, city, municipal or federal government, with respect to the receipt of such rental, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair use or occupancy by Tenant of the premises or any portion thereof, and (ii) any tax upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises. "Real Estate Taxes" shall not include Landlord's federal or state income, franchise, inheritance or estate taxes.

C. Adjustment Mechanism -- Operating Expenses and Real Estate Taxes: Within ninety (90) days after the end of each calendar year, or as close to such date as possible, the Landlord shall furnish the Tenant in writing with a comparative statement showing the calculations described in this Section 4 above and state the increases, if any, in operating expenses for the then current year. Commencing with the next month following such statement, the Tenant shall pay the Landlord a lump sum equal to one-twelfth (1/12th) of the annual increase for each month of the immediate preceding calendar year and for each month of the current calendar year which has passed since the Commencement Date of this Lease. With the same payment, the Tenant shall commence payment to the landlord of one-twelfth (1/12th) of the annual increase by adding that amount to the regular monthly rent installments. The increased monthly rent installments shall continue until the Landlord gives the Tenant the next written notice calculating any additional rent increases for future calendar years upon which the same procedures for payment shall apply. If the total additional rent payments by the Tenant to the landlord for any further calendar years are found at year end to vary from the actual additional rents due for that year, the Tenant shall pay the Landlord any deficiency as additional rent upon notice of the actual amount, and the Landlord shall credit any excess to the next succeeding additional rent installments becoming due. Any such excess in the least year of the Lease will be refunded by the Landlord to the Tenant within sixty (60) days after the expiration of the Lease, but only if the Tenant is not in default and has vacated the Premises.

Even though the term of this Lease has expired and the Tenant has vacated the Premises, when the final determination is made of the Tenant's share of Operating Expenses and/or Real Estate Taxes for the year in which this Lease terminates, within sixty (60) days the Tenant shall pay any increase due over the estimated Operating Expenses and Taxes and conversely, within sixty (60) days the Tenant shall be rebated any overpayment due under the estimated Operating Expenses and Taxes.

Notwithstanding anything contained within this Section to the contrary, Tenant shall not be relieved of its obligation to pay to Landlord any amount due pursuant to this Section 4 should Landlord fail, for any reason, to provide its comparative statement within the time provided for hereinabove.

Notwithstanding anything contained in this Section 4, the rental payable by the Tenant shall in no event be less than the rental specified in Section 3 hereof.

5.	CHARACTER OF OCCUPANCY:

The Premises are to be used for general offices of a financial institution with a depository operation (including by way of example and not by way of limitation, legal offices and all accounting, billing and administrative tasks associated therein) and for no other purpose without the prior written consent of Landlord, which consent will not be unreasonably withheld.

Further, Tenant shall not use or permit the Premises to be used for any ultra hazardous purpose which will increase the existing rate of insurance upon the Building or the Building Complex, pursuant to insurance regulations of the Colorado State Insurance Commissioner, or result in a cancellation of any insurance policy covering the building, the Building Complex, or any part thereof, pursuant to generally accepted insurance industry underwriting procedures; provided, however, that if such use is necessary to Tenant's business, Tenant may use the Premises for such ultra hazardous purpose if Tenant makes arrangements for alternative insurance upon the Building and/or the Building Complex equivalent to Landlord's existing insurance and Tenant pays all insurance premiums in excess of those which would have been due by Landlord under Landlord's equivalent alternative insurance. Tenant shall not use any apparatus, machinery or device in or about the Premises which shall make any noise or set up any vibration, with the exception of security systems, mailing equipment, standard depository institution equipment and computers, which will materially disturb other tenants. Other than standard office and financial institution equipment (including computer equipment), Tenant shall not in any way increase the amount of electricity, gas or water agreed to be furnished or supplied under this Lease; and Tenant further agrees not to connect with electrical wires or water pipes any other apparatus, machinery or device without prior consent of Landlord which consent shall not be unreasonably withheld. Tenant shall not commit waste nor suffer or permit waste to be committed nor permit any nuisance in or about the Premises.

Tenant and employees and all persons visiting or doing business with the Tenant in the Leased Premises shall be bound by and shall observe the Rules and Regulations attached to this Lease as Exhibit "C". Landlord may propose and submit to Tenant for Tenant's approval such further and other reasonable written rules and regulations relating to the Building Complex or the Leased Premises which Landlord shall deem appropriate. Such proposed rules and regulations shall become effective upon approval by Tenant, which approval shall not be unreasonably withheld for a period in excess of thirty (30) days of receiving written notice from Landlord of such proposed rules or regulations, giving Landlord a written explanation of the basis for Tenant's disapproval. Any such additional rules and regulations shall, upon approval by Tenant, be deemed to be incorporated and formed into this Lease. Any uncured default in the performance or observance of the rules and regulations shall be in default hereunder and Landlord shall have all remedies provided for in this Lease in the event of default by Tenant. Landlord, however, shall not be responsible to Tenant for non-observance by any other tenant or person of any such rules and regulations; provided, however, that Landlord has and continues to make reasonable efforts to obtain compliance with such rules and regulations by all other tenants.

Tenant shall not use the Premises or permit anything to be done in or about the Premises which will, in any way, conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated.

6.	SERVICE AND UTILITIES:

Landlord agrees, without charge, except as provided herein, and in accordance with standards from time to time prevailing for office buildings in the Metro Denver, Colorado area, to use reasonable efforts to furnish water to the Building for use in lavatories and drinking fountains (and to the Premises if the plans for the Premises so provide); to furnish heated or cooled air to the Premises as, in the judgment of Landlord, may be reasonably required for the comfortable use and occupancy of the Premises during ordinary business hours (7:00 A.M. to 6:00 P.M. Monday through Friday and 7:00 A.M. to 12:00 Noon Saturday, excluding legal holidays); to provide janitorial services for the Premises (except such janitorial services as Tenant may elect to supply directly), such janitorial services to be provided five (5) times a week, excluding legal holidays; and during ordinary business hours to furnish electric current for lighting the Premises and public halls. Such janitorial services shall not include an obligation by Landlord to provide for the cleaning of private bathrooms nor require shampooing of Tenant's floor coverings or cleaning Tenant's draperies or other improvements which are not defined as building standard. In regard to electricity, it is understood that Tenant shall use such electric current only for building standard lighting, desktop computers and servers, copiers, scanners, facsimiles, modems, and equipment typically used in a depository institution, which shall not at any time exceed the capacity of the standard watts per square foot guideline established for landlord by its electrical consultants, and to the extent that electric current is used for any other purpose, including computer areas, Tenant's rent may be increased from time to time by Landlord in such amounts as Landlord reasonably determines to cover the actual costs of such increased use. If Tenant shall require water, electric current, heat or air conditioning in excess of that usually furnished or supplied for use of the Premises as general office space, as determined solely by Landlord, Tenant shall first procure the consent of Landlord for the use thereof, which consent shall not be unreasonably withheld. Tenant agrees to pay to Landlord such amounts as Landlord reasonably determines are necessary to cover the actual costs of such increased use. In the event of excessive water or electric use by Tenant, Landlord may, at its option and at Tenant's expense, require a water meter or electric current meter to be installed in the premises to assist Landlord in determining the amount by which Tenant's rent should be increased. The cost of such meters and installation, maintenance and repair thereof shall be paid for by tenant. Such increases shall be paid monthly. Tenant may request Landlord to furnish utilities and services for use by Tenant, it customers and employees during times other than normal business hours. Landlord shall not unreasonably withhold approval of the request, provided Tenant shall pay as additional rent the actual cost of such utilities and services and shall comply with Landlord's Rules and Regulations with respect to use of the utilities and services during extended hours.

Wherever machines or equipment which generate heat either as a prime purpose or as an incidental effect are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost therefor, including the cost of installation, operating and maintenance thereof shall be paid by Tenant to Landlord upon demand by Landlord.

Tenant agrees that Landlord shall not be liable for failure to supply any such heating, air conditioning, elevator, electrical, janitorial, lighting or other services during any period when Landlord uses reasonable diligence to supply such services, or during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules or regulations nor or hereafter in force or effect, it being understood that Landlord may discontinue, reduce or curtail such services, or any of them (either temporarily or permanently), at such times as it may be necessary by reason of accident, unavailability of employees or materials at reasonable cost, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, rules and regulations, governmental or utility moratoriums, or curtailments, or due to any other happening beyond the control of Landlord. In the event of any such interruption, reduction or discontinuance of Landlord's services (either temporary or permanent), Landlord shall not be liable for damages to persons or property as a result thereof, nor shall the occurrence of any such event in any way be construed as an eviction of Tenant, or cause or permit an abatement, reduction or setoff of rent, or operate to release Tenant from any of Tenant's obligations hereunder.

Prior to delinquency, Tenant shall pay for all telephone, cable and data/ communication service, and all other materials and services not expressly required to be paid by Landlord which may be furnished to or used by Tenant in, on or about the Premises during the term of this Lease.

7.    QUIET ENJOYMENT:

Subject to the liens and the burdens of record, Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the term of this Lease so long as Tenant complies with the provisions hereof.

8.	MAINTENANCE, REPAIRS, ALTERATIONS AND ADDITIONS

A. Maintenance and Repairs: Landlord shall maintain in good order, condition and repair the external and structural parts of the Building, heating, ventilating, air conditioning, plumbing, sewer and electrical systems of the Building and all other portions of the Building Complex not the obligation of Tenant or any other tenant in the Building; provided, however, that Landlord shall not be liable for any damages direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of the Tenant, or the Tenant's employees, invitees or other persons by reason of failures of such equipment, facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the gross negligence of the Landlord, its servants, agents or employees.

Tenant, at Tenant's sole cost and expense, except for services furnished by Landlord pursuant to Section 6 hereof, shall maintain the Premises in good order, condition and repair including the interior surfaces of the ceilings, walls and floors, all doors, interior windows, all plumbing pipes, electrical wiring, switches, fixtures and special items in excess of building standard furnishings and equipment installed by or at the expense of Tenant. Tenant expressly waives the benefits of any statute, ordinances or other rule of law now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of landlord's failure to keep the Premises in good order, condition and repair.

In the event Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. In the event Tenant fails to promptly commence, upon demand by Landlord, such work and diligently prosecute it to completion, then landlord shall have the right, but shall not be required, after reasonable notice, except in the case of emergency, to do such acts and expend such funds as are reasonably required to perform such work. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work. Tenant shall pay to Landlord on demand the cost of such work plus fifteen percent (15%).

Tenant shall pay on demand the cost of replacement of any glass broken on the Leased Premises by virtue of the negligence of the Tenant, its employees or invitees, including outside windows and doors on the perimeter of the Leased Premises during the continuance of this Lease, unless the glass shall be broken by Landlord, its employees or agents.

Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, regulations and rules of any public authority relating to their respective maintenance obligations as set forth herein.

B. Alterations and Additions: Tenant shall make no alterations, additions or improvements to the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be withheld if the alterations, additions or improvements are of a non-structural, non-electrical, or non-mechanical nature or cost less than $25,000; provided, however, that all alterations, additions or improvements are of a quality which equal or exceed the then current building standard and further provided that Tenant must notify Landlord of the work to be done in advance thereof. Except for the foregoing, Landlord's consent cannot be withheld for any reason. Landlord may impose, as a condition to the aforesaid consent, such requirements as Landlord may deem necessary in its reasonable discretion, including without limitation thereof, the manner in which the work is done, a right to require Tenant to use Landlord's contractor or a right of approval of the contractor by whom the work is to be performed, the times during which the work is to be accomplished, the right to require Tenant to provide Landlord with plans and specifications in regard to the work, and the right to require Tenant to pay Landlord for the cost of reviewing such plans, not to exceed $500 per review.

All alterations and additions to the Premises including, by way of illustration but not by limitation, all partitions, paneling, carpeting, drapes or other window coverings and light fixtures (but not including movable office furniture not attached to the Building) shall be deemed a part of the real estate and the property of Landlord and shall remain upon and be surrendered with the Premises as part thereof without molestation, disturbance or injury at the end of said term, whether by lapse of time or otherwise, unless Landlord, by notice given to Tenant no later than thirty (30) days prior to the end of the term, shall elect to have Tenant remove all or any of such alterations or additions (which are not included as Building Standard Improvements) and in such event, Tenant shall promptly remove, at its sole cost and expense, such alterations and additions and restore the Premises to the condition in which the Premises were prior to the making of the same, reasonable wear and tear excepted. Notwithstanding the foregoing, Tenant shall not be required to remove or restore those improvements made at the commencement of this Lease and Tenant’s initial improvements made in the first year of the Lease term.

If Landlord authorizes persons requested by Tenant to perform any alterations, repairs, modifications or additions to the Premises, prior to the commencement of any such work, Tenant shall on request deliver to Landlord such payment and performance bonds or other security which Landlord may require, and certificates issued by insurance companies qualified to do business in the State of Colorado, evidencing that workmen's compensation, public liability insurance and property damage insurance, all in amounts, with companies and on forms satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. All such policies shall name Landlord as an additional insured. Each such certificate shall provide that the same may not be canceled or modified without thirty (30) days prior written notice to Landlord. Further, Tenant shall permit Landlord to post the Premises so that Landlord may avail itself of the provisions of the Colorado Mechanic's Lien Law, and shall comply with all requirements related to prevention of mechanic’s liens as stated in Section 10 hereafter.

C. Miscellaneous: Landlord may, but shall not be obligated to make, any improvements to or repairs of any kind or character on the Premises during the term of this Lease, except such repairs as may be necessary for normal maintenance operations. Notwithstanding the foregoing, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating, electrical systems, and elevator systems installed by Landlord, unless the conditions requiring such maintenance and repairs is caused in part or in whole by the act, neglect, fault or omission of any duty by the Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay Landlord the cost of such maintenance and repairs plus an additional charge of fifteen percent (15%) to cover Landlord's overhead, which work shall be performed by Landlord and/or its contractors.

9.    ENTRY BY LANDLORD.

Landlord and its agents shall have the right to enter the Premises during normal business hours (subject, however, to Tenant’s reasonable security requirements which may prohibit access except when accompanied by Tenant’s authorized security personnel) for the purpose of examining or inspecting the same, to supply janitorial services and any other services to be provided by Landlord or Tenant hereunder, to obtain access to under-floor ducts, utility access panels, and mechanical shafts (which Tenant agrees not to obstruct), to check, calibrate, adjust, and balance controls and other parts of the heating, ventilating, and climate control system, to show the same to prospective purchasers or tenants of the Building, and to make such alterations, repairs, improvements or additions to the Premises or to the Building of which they are a part as Landlord may deem necessary or desirable. Landlord shall not be liable to Tenant or be obligated to compensate Tenant for any inconvenience which Tenant may experience as a result of such entry. In the event of an emergency, if Tenant shall not be personally present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key without liability to Tenant except for any failure to exercise due care for Tenant's property, and without affecting this Lease. If, during the last month of the term hereof, Tenant shall have removed substantially all of its property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises without elimination or abatement of rent or incurring liability to Tenant for any compensation. Such entry shall not be construed as a manifestation by the Landlord of an intent to terminate this Lease Agreement. Landlord, during the entire term of this Lease, shall have the right, upon ninety (90) days' prior written notice to Tenant, to change the number, designation or name of the Building without liability to Tenant. Tenant shall not, without the prior consent of landlord, change the locks or install additional locks on any entry door or doors to the Premises. Tenant shall permit Landlord or its agents to exhibit and show the Premises to prospective tenants during ordinary business hours during the last six (6) months of the term of this Lease or any renewal thereof.

10.    MECHANIC'S LIENS:

Tenant shall pay or cause to be paid all costs for work done by Tenant or caused to be done by Tenant on the Premises of a character which will or may result in liens on Landlord's interest therein, and Tenant will keep the Premises and Building Complex free and clear of all mechanic's liens and other liens on account of work done or claimed to have been done for Tenant or persons claiming under it. Tenant hereby agrees to indemnify, defend and save Landlord harmless of and from all liability, loss, damage, costs or expenses, including attorneys' fees, and interest incurred on account of any claims of any nature whatsoever, including claims on lien of laborers, materialmen or others for work actually or allegedly performed for, or materials or supplies actually or allegedly furnished to, Tenant or persons claiming under Tenant. Should any liens be filed or recorded against the Premises or any portion of the Building Complex or any action affecting the title thereof be commenced, Tenant shall cause such liens to be removed of record within five (5) days after notice from Landlord. If Tenant desires to contest any claim of lien, it shall furnish Landlord with security adequate to the Landlord [which shall equal at least one hundred fifty percent (150%) of the amount of the claim], plus estimated costs and interest; and if a final judgment establishing the validity or existence of any lien for any amount is entered, and if Tenant shall be in default in paying any charge for which a mechanic's lien or suit to foreclose a lien has been recorded or filed, and shall not have given Landlord security as aforesaid, then Landlord may (but without being required to do so) pay such lien or claim and any costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law which Landlord shall deem proper for the protection of Landlord and the Premises, or any other party having an interest therein, from mechanic's and materialmen's liens. Tenant shall give written notice to Landlord at least thirty (30) days prior to the commencement of any work relating to alterations or additions to the Premises, and if requested by Landlord, provide partial lien waivers relating to the work to be performed as and when the work is performed.

11.	DAMAGE to PROPERTY, INJURY to PERSONS, and TENANT'S INSURANCE:

Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, hereby waives all claims of liability Tenant or Tenant's successors or assigns may have against Landlord, and Tenant hereby indemnifies and agrees to hold Landlord harmless from and to defend Landlord against any and all claims of liability for any injury (including death) or damage to any person or property whatsoever: (1) occurring in, on or about the Premises or any part thereof; and/or (2) occurring in, on or about the Building Complex, to the extent such injury or damage is caused in part or in whole by the act, neglect, fault or omission to act on the part of Tenant, its agents, contractors, employees, or invitees. Tenant further indemnifies and agrees to hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents contractors, employees or invitees from and against all costs, attorney's fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the building, or by any owner or occupant of adjoining or contiguous property. Tenant agrees to pay for all damage to the Building Complex, as well as all damage to tenants or occupants thereof, caused by Tenant's misuse or neglect of the Premises or any portion of the Building Complex. If Tenant shall obtain risk insurance on any of its property, such insurance shall permit Tenant to waive any rights of subrogation and Tenant hereby waves such rights.

Neither Landlord nor its agents shall be liable for any damage to property entrusted to Landlord, its agents or employees of the building manager, if any, nor for the loss or damage to any property by theft or otherwise, by any means whatsoever, nor for any injury (including death) or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, smoke, hail, snow, lightning, earthquake, war, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever; provided, however, nothing contained herein shall be construed to relieve the Landlord from liability for any personal injury resulting from its gross negligence or that of its agents, servants or employees. Landlord or its agents shall not be liable for interference with the lights, view or other incorporated hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

In case any action or proceeding is brought against Landlord by reason of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or of its agents or employees, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Landlord shall bear all costs associated with the defense of any claims to the extent such claims arise from the negligence, fault or neglect of Landlord.

Tenant agrees to carry and maintain, for the mutual benefit of Landlord and Tenant, with Landlord named as an additional insured, during the term of this Lease and any extension hereof:

A. General Public liability insurance against claims for personal injury, sickness or disease, including death and property damage in or about the Premises, such insurance to afford protection to the limit of not less than $1,000,000.00 in respect to each person, and to the limit of not less than $1,000,000.00 in respect to any one occurrence causing bodily injury or death, and to the limit of not less than $300,000.00 in respect to property damage.

B. Casualty insurance, including extended coverage, sprinkler leakage, and coverage for fire and smoke damage on all of Tenant's leasehold improvements and personal property in or about the Premises or Building, in an amount of not less than ninety percent (90%) of the replacement cost. Any proceeds shall be used for the repair or replacement of leasehold improvements damaged or destroyed during the term of this Lease.

C. Workmen's compensation insurance insuring Tenant from all claims for personal injury and death in such amounts as may, from time to time, be sufficient to pay the maximum accumulated award allowed by Colorado law.

All such insurance shall be procured from a responsible insurance company or companies authorized to do business in Colorado and otherwise satisfactory to Landlord. All such policies shall provide that the same may not be canceled or altered except upon thirty (30) days prior written notice to Landlord. Tenant shall deliver to Landlord, ten (10) days prior to taking occupancy of the Premises, copies of policies or certificates evidencing the existence and amount of such insurance with loss payable clauses satisfactory to Landlord. If Tenant fails to obtain and maintain said insurance, Landlord shall have the right (but not the obligation) to effect such insurance at the expense of Tenant as additional rent. Such payment shall be due with the next monthly rental payment.

12.    DAMAGE OR DESTRUCTION TO BUILDING:

In the event the Premises or the Building is damaged by fire or other insured casualty, and the insurance proceeds in an amount sufficient to repair the damages have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Building, the damage shall be repaired by and at the expense of Landlord to the extent of such insurance proceeds available therefor, provided such repairs and restoration can, in Landlord's sole opinion, be made within one hundred twenty (120) days after the occurrence of such damage without the payment of overtime or other premiums; and until such repairs and restoration are completed, the rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business. [But there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to three (3) days or less.] If the damage is due to the fault or neglect of Tenant or its employees, agents or invitees, there shall be no abatement of rent.

Landlord agrees to notify Tenant within sixty (60) days after such casualty of its estimates that it will be unable to repair and restore the Premises within said one hundred twenty (120) day period. Such notice will set forth the approximate length of time Landlord estimates will be required to complete such repairs and restoration. Notwithstanding anything to the contrary contained herein, if Landlord cannot make such repairs and restoration within said one hundred twenty (120) day period, then either party may, by written notice to the other, cancel this Lease as of the date of occurrence of such damage, provided such notice is given to the other party within fifteen (15) days after Landlord notifies Tenant of the estimated time for completion of such repairs and restoration. However, even if repairs and restoration cannot, in Landlord's sole opinion, be made within said one hundred twenty (120) days, Landlord may, at its option, elect to make such repairs and restoration within a reasonable time, and in such event, provided no notice has been given by Tenant evidencing its intent to terminate this Lease, this Lease shall continue in effect and the rent shall be apportioned in the manner provided above.

Except as provided in Section 12, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any repairs, alterations or improvements in or to the fixtures, appurtenances and equipment therein. Tenant understands the Landlord will not carry insurance of any kind on Tenant's furniture and furnishings or on any fixtures or equipment removable by Tenant under the provisions of this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of improvements installed in the Premises by or for Tenant in excess of building standard items originally installed by Landlord, including but not limited to panels, decorative items, office fixtures, railings, floor coverings or other property. Further notwithstanding anything to the contrary contained in this Section 12, Landlord shall have no obligation to repair, reconstruct or restore the Premises when the damage described in this Section occurs during the last twelve (12) months of the term of this Lease or any extension thereof.

In case sufficient insurance proceeds are unavailable or the Building throughout shall be so injured or damaged, whether by fire or otherwise, to the extent of thirty percent (30%) or more of replacement cost thereof [though said Premises may not be affected, or if affected, can be repaired within one hundred twenty (120) days], the Landlord, within sixty (60) days after the happening of such injury, shall decide not to reconstruct or rebuild the Building, then, notwithstanding anything contained herein to the contrary, upon notice in writing to that effect given by Landlord to Tenant within said sixty (60) days, Tenant shall pay the rent, properly apportioned up to the date of the damage; this Lease shall terminate from the date of delivery of said written notice; and both parties hereto shall be freed and discharged from all further obligations hereunder. A total destruction of the building shall automatically terminate this Lease.

13.    CONDEMNATION:

If any portion of the Premises which materially affects Tenant's ability to continue to use the remainder thereof for the purposes set forth herein, or any portion of the Building which shall render the Premises untenantable shall be taken by right of eminent domain or by condemnation or shall be conveyed in lieu of any such taking, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such termination within thirty (30) days after such taking or conveyance, shall forthwith cease and terminate, and the rent shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender to Landlord the Premises and all interest therein under this Lease, and Landlord may re-enter and take possession of the Premises or remove Tenant therefrom. If any portion of the Premises or area appurtenant thereto is taken which does not materially affect Tenant's right to use the remainder of the Premises for the purpose set forth herein, this Lease shall continue in full force and effect, and Landlord shall promptly perform any repair or restoration work required to restore the Premises, insofar as possible, to its former condition, and the rental owing hereunder shall be adjusted, if necessary, in such just manner and proportion as the part so taken (and its effect on Tenant's ability to the use the remainder of the Premises) bears to the whole. In the event of taking or conveyance as described herein, Landlord shall receive the entire award or consideration for the lands, improvements and value of the leasehold so taken.

14.    ASSIGNMENT AND SUBLETTING:

Tenant shall not permit any part of the Premises to be used or occupied by any persons other than Tenant, and the employees of Tenant, nor permit any part of the Premises to be used or occupied by any licensee or concessionaire, or permit any persons to be upon the Premises other than Tenant, and their respective employees, customers and others having lawful business with them.

Tenant shall not assign nor sublet nor part with the possession of all or part of the Premises without the prior written consent of Landlord; provided, however, such consent to any assignment or subletting shall not relieve Tenant from its obligations as primary obligor (and not as surety or guarantor) for the payment of all rental due hereunder and for the full and faithful observance and performance of the covenants, terms and conditions herein contained. The sale of all or a majority of the stock of Tenant, if Tenant is a corporation, shall constitute an assignment of the Lease for purposes of this paragraph. Consent of the Landlord to an assignment or subletting shall not in any may be construed to relieve the Tenant from obtaining the consent of the Landlord to any further assignment or subletting. Nothwithstanding the foregoing, in the event of a sale of all or substantially all of the assets of Tenant and an assumption of the obligations of this Lease by such purchaser, Landlord’s consent shall be deemed given and the original tenant hereunder shall be released of its obligations hereunder. Landlord’s consent shall not be required if such assignee is an entity related to Tenant.

In the event Tenant should desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice of such desire at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease. At this time, Tenant shall submit to Landlord the name of the proposed assignee or subtenant and such information as to the nature of its business and its financial responsibility and standing as Landlord may reasonably require, and the effective date of the proposed assignment. Landlord shall, within thirty (30) days of receipt of such request and information from Tenant, notify Tenant in writing that Landlord elects either:

A. To terminate the Lease as to the space so affected as of the date so specified by Tenant in which event Tenant will be relieved of all further obligation hereunder as to such space (however if Landlord notifies Tenant that it will terminate this lease, Tenant may withdraw its written notice and Landlord shall not have the right to terminate this lease); or

B. To permit Tenant to assign or sublet such space, subject, however, to subsequent written approval of the proposed assignee or subtenant by Landlord; provided, however, that if the rental rate agreed upon between Tenant and its subtenant is greater than the rental rate that Tenant must pay Landlord, then such excess rental shall be deemed additional rent owed by Tenant to Landlord and shall be paid by Tenant to Landlord in the same manner that Tenant pays Rent as described in Sections 3 and 4 of this Lease; or

C. To refuse to consent to Tenant's assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Leased Premises, such consent not to be unreasonably withheld.

If Landlord shall fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option C above. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this Section 14 shall be considered a material breach of the Lease Agreement.

15.    ESTOPPEL CERTIFICATE.

Tenant agrees, prior to its occupancy of the Premises and thereafter, at any time and from time to time, upon not less than ten (10) days written request by Landlord, to execute, acknowledge and deliver to Landlord an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), that there have been no defaults thereunder by Landlord or Tenant (or if there have been defaults, setting forth the nature thereof), the date to which the rent and other charges have been paid in advance, if any, and such other matters as reasonably requested by Landlord, it being intended that any such statement delivered pursuant to the paragraph may be relied upon by any prospective purchaser of all or any portion of Landlord's interest herein, or a holder of any mortgage or deed of trust encumbering the Building Complex. Tenant's failure to deliver such statement within such time shall constitute an event of default (as that term is defined elsewhere in this Lease).

16.    DEFAULT.

The happening of any one or more of the following events shall constitute an "event of default":

A. The failure by Tenant to pay any installment of Base Rent or other charge when due, including the Expense and Tax Adjustments set forth in Section 4 of this Lease, when such failure is not cured within 10 days after receipt by Tenant of written notice from landlord of such failure. Time is of the essence of this Lease;

B. This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to any other person or party except in the manner herein provided;

C. This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof;

D. Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors;

E. Involuntary proceedings under any such bankruptcy law or insolvency act for the dissolution of Tenant shall be instituted against Tenant, or a receiver or trustee shall be appointed of all or substantially all of the property of Tenant, and such proceeding shall not be dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment;

F. Tenant shall fail to take possession of the Premises within ninety (90) days of the term commencement date;

G. Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed, and such non-performance shall continue for a period of ten (10) days after notice thereof by Landlord to Tenant, or if such performance cannot be reasonably had within such ten (10) day period, Tenant shall not in good faith have commenced such performance within such ten (10) day period and shall not diligently proceed therewith to completion; and

H. Any event described elsewhere in this Lease as an event of default which remains uncured after written notice from Landlord to Tenant. Upon the happening of any event of default as hereinabove described, the Landlord shall have the right, at its election, then or at any time thereafter and while any such event of default shall continue, either:

(1) To give Tenant written notice of intention to terminate this Lease on the date of such given notice or on any later date specified therein, and on the date specified in such notice, whereupon Tenant's right to possession of the Premises shall cease, and this Lease shall thereupon be terminated, except as to Tenant's liability, as if the expiration of the term fixed in such notice where the end of the term herein originally demised; or

(2) To re-enter and take possession of the Premises or any part thereof, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution thereof, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. Should Landlord elect to re-enter as provided in the Subparagraph (2) or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord in its reasonable discretion, may determine, and Landlord may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice.

In the event that Landlord does not elect to terminate this Lease as permitted in Subparagraph (1) of this Section, but on the contrary, elects to take possession as provided in Subparagraph (2) hereof, Tenant shall pay to Landlord (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's reasonable expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting shall be made by Landlord binding on Tenant, and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such rent and other sums to Landlord monthly on the days on which the rent would have been payable hereunder if possession had not be retaken and Landlord shall be entitled to receive the same from Tenant on each such day.

Nothing herein shall preclude Landlord at its election from recovering, at a minimum, the fair rental value of the Premises as damages for the failure of Tenant to pay the agreed upon rentals.

In the event, however, the Lease is terminated (except as provided in Section 12 and 13 on damage and destruction or condemnation), Tenant shall remain liable to Landlord for damages in an amount equal to the rent and other sums which would have been owing by Tenant hereunder for the balance of the term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated above. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the rent and other amounts would have been payable hereunder if this Lease had not been terminated, and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty, an aggregate sum which, at the time of such termination of this Lease, represents the excess, if any, of the aggregate of the rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the term over the aggregate rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term.

Suit or suits for the recovery of the amounts and damages set forth hereinafter may be brought by Landlord, from time to time, at Landlord's election; and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired by limitation had there been no such default by Tenant, or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statue or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, shall also be recoverable by Landlord from Tenant.

No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or any such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions hereof which require observance or performance of Landlord or Tenant subsequent to termination.

Nothing contained in this Section shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule or law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of Section 16.

Notwithstanding anything contained hereinabove in Section 16 to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as outlined in Paragraphs D and E above, shall be considered to be an event of default only when such proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

17.    REFURBISHING OF PREMISES:

Landlord has agreed to refurbish the Premises only to the extent as more fully set forth in the Refurbishing Addendum between Landlord and Tenant attached hereto as Exhibit D and incorporated by reference herein. Other than as set forth in such Refurbishing Addendum, Landlord shall have no obligations for the completion of the Premises, and Tenant shall accept the Premises in their "as is" condition immediately prior to the date of occupancy of the Premises by the Tenant except for those items set forth in the estoppel letter received by Landlord from Tenant at that time. In any event, Landlord shall not have any obligation to repair or replace any portions of the interior of the Premises which are damaged or wear out during the term hereof, regardless of the cause therefor, including, but not limited to, carpeting, draperies, window coverings, wall covering, painting or any of Tenant's property or betterments in the Premises. If the Premises are not ready for occupancy on the date upon which the term hereby demised is to begin, the rent under this Lease shall not commence until the Premises are ready for occupancy, whereupon this Lease, and all of the covenants, conditions and agreements herein contained shall be in full force and effect; and the expiration of the term hereof shall be postponed for an equivalent period of time; and the postponement of rent herein provided to be paid by Tenant for such period prior to the delivery of the Premises to Tenant ready for occupancy shall be in full settlement for all claims which Tenant might otherwise have by reason of said Premises not being ready for occupancy on the date of the beginning of the term as set forth herein. Notwithstanding the foregoing, in the event that the Premises are not ready for occupancy on or before April 1, 2006, Tenant may terminate this lease upon written notice to Landlord. Tenant may occupy the Premises prior to the commencement of the Lease term provided (a) it has obtained Landlord's prior written consent thereto, (b) it will not hinder in any way the Tenant improvement work, if any, to be performed by Landlord and will cooperate with all reasonable requests of workmen and Landlord in conjunction therewith and (c) rent for such period shall be at the monthly rate (prorated accordingly) set forth in Section 3 hereof. Upon Tenant's occupancy of the Premises all of the provisions of this Lease shall be in full force and effect. "Ready for occupancy," as that term is used herein, shall mean the date that Landlord shall have substantially completed the Premises or any remodeling work to be performed by Landlord to the extent agreed to in the Construction Procedures Agreement. The certificate of the architect (or other representative of Landlord) in charge of supervising the completion of remodeling of the Premises shall control conclusively the date upon which the Premises are ready for occupancy and the obligation to pay rent begins as aforesaid.

If, as a result of the postponement of the commencement of the term, the term would begin other than on the date set forth in Section 2 hereof, the Commencement Date shall be postponed and Tenant shall pay proportionate rent at the same monthly rate set forth herein (also in advance) for such partial month and all other terms and conditions of this Lease shall be in force and effect during such partial month. As soon as the term commences, Landlord and Tenant shall execute an addendum to this Lease, which may be requested by either party, setting forth the exact dates of commencement and expiration of the term hereof.

18.    ACCEPTANCE OF PREMISES BY TENANT:

Taking possession of the Premises by Tenant shall be conclusive evidence as against Tenant that said Premises were in the condition agreed upon between Landlord and Tenant, and acknowledgement of satisfactory completion of the fix-up work which Landlord has agreed in writing to perform.

19.    REMOVAL OF TENANT'S PROPERTY:

All movable furniture and personal effects of Tenant not removed from the Premises upon the vacation or abandonment thereof or upon the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefore; and Tenant shall pay Landlord for all expenses incurred in connection with the disposition of such property.

20.    HOLDING OVER:

Should Tenant, without Landlord's written consent, hold over after the termination of this Lease, Tenant shall become a tenant from month to month only upon each and all of the terms herein provided as may be applicable to such month-to-month tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay rental equal to two hundred percent (200%) of the last monthly rental rate (or such lesser amount which Landlord may determine) and all the other monetary charges as provided herein. Such tenancy shall continue until terminated by Landlord or until Tenant shall have given to Landlord a written notice at least thirty (30) days prior to the date of termination of such monthly tenancy of its intention to terminate such tenancy.

21.    CONTROL OF COMMON AREAS.

All automobile parking areas, driveways, entrances and exits thereto and other facilities furnished by Landlord, including all parking areas, plaza areas, truckway or driveways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways and other areas and improvements provided by Landlord both inside and outside the Building (all of the foregoing are hereinafter collectively referred to as "Common Areas") for the general use in common of tenants, their officers, employees, agents, invitees, licensees, visitors and customers (all of the foregoing are hereinafter collectively referred to as "Permitted Users"), shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right at any time and from time to time to establish, modify and enforce reasonable rules and regulations with respect to all such Common Areas. Landlord shall have the right to construct, maintain and operate facilities within the Common Areas; to employ personnel to operate and police same; from time to time to change the area, level, location and arrangement of parking areas and other Common Areas; to restrict parking by and enforce parking charges (by operation of meters or otherwise) against Permitted Users; to close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; to discourage non-customer parking; to charge a fee for visitor or customer parking, but Landlord shall not be obligated to provide such parking; and to do and perform such other acts in and to the common Areas as, in the use of good business judgment, Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by the Permitted Users. Reference in this Section to parking areas shall in no way be construed as giving Tenant any rights and/or privileges in connection with such parking areas. All expenses incurred by Landlord in the maintenance and operation of the Common Areas shall be includable in the definition of "Operating Expenses" set forth in Section 4B hereof.

22.    SURRENDER AND NOTICE:

Upon the expiration or other termination of the term of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty (unless caused, whether by action or inaction by Tenant, its agents, servants, employees or invitees) excepted, and Tenant shall remove all of its movable furniture and other effects and such alterations, additions and improvements as Landlord shall require Tenant to remove pursuant to Section 9 hereof. In the event Tenant fails to vacate the Premises on a timely basis as required, Tenant shall be responsible to Landlord for all costs incurred by Landlord as a result of such failure, including, but not limited to, any amounts required to be paid to third parties who were to have occupied the Premises.

23.    SUBORDINATION AND ATTORNMENT:

This Lease, at Landlord's option, shall be subordinate to any mortgage, deed of trust (now or hereafter placed upon the Building Complex), ground lease or declaration of covenants (hereafter placed upon the Building Complex) regarding maintenance and use of any areas contained in any portion of the Building Complex, and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements and extensions hereof. Tenant agrees, with respect to any of the foregoing documents, that no documentation other than this Lease shall be required to evidence such subordination except that in the event that Tenant is required to execute a subordination agreement in favor of any lender of the building, Tenant shall not be required to execute any such subordination unless such lender shall provide Tenant with a non-disturbance agreement providing that in the vent of any foreclosure, so long as Tenant is not in default, Tenant’s right to possession of the Premises shall not be disturbed by any foreclosure. Tenant agrees to execute such documents as may be required to effectuate such subordination of the lien of any mortgage or deed of trust, as the case may be, and by failing to do so within ten (10) days after written demand, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to do so. This power of attorney is coupled with an interest. Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale, through foreclosure of a deed of trust or mortgage or otherwise.

24.    PAYMENTS AFTER TERMINATION:

No payments of money by Tenant to Landlord after the termination of this Lease, in any manner, or after giving of any notice of default (other than a demand for payment of money) by Landlord to Tenant shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the service of notice of the commencement of a suit or other final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this Lease, or otherwise exercise its rights and remedies hereunder. The payment of such sums of money, whether as rent or otherwise, shall not waive said notice, or in any manner affect any pending suit or judgment theretofore obtained.

25.    AUTHORITIES FOR ACTION AND NOTICE:

A. Except as herein otherwise provided, Landlord may act in any matter provided for herein by and through its building manager or any other person who shall from time to time be designated by Landlord in writing.

B. All notices or demand required or permitted to be given to Landlord hereunder shall be in writing, and shall be deemed duly served when deposited in the United States mail, with proper postage prepaid, certified or registered, return receipt requested, addressed to Landlord at its principal office in the Building, or at the most recent address of which Landlord has notified Tenant in writing. All notices or demands required to be given to Tenant hereunder shall be in writing, and shall be deemed duly serviced when deposited in the United States mail, with proper postage prepaid, certified or registered, return receipt requested, addressed to: Patria Corporation, Inc., 5350 Leetsdale Drive, Suite #G-120, Denver, CO 80246. If Tenant fails to so designate an address, such notice may be mailed to Tenant's premises in the Building. Either party shall have the right to designate in writing served as above, provided a different address to which notice is to be mailed. The foregoing shall in no event prohibit notice from being given as provided in Rule 4 of the Colorado Rules of Civil Procedure, as the same may be amended from time to time.

26.    SECURITY DEPOSIT:

It is agreed that Tenant, concurrently with the execution of this Lease, has deposited with Landlord and will keep on deposit at all times during the term hereof, the sum of Twenty Five Thousand and no/100 Dollars ($25,000.00), the receipt of which is hereby acknowledged, as security for the payments by Tenant of the rent herein agreed to be paid and for the faithful performance of all the terms, conditions and covenants of this Lease. If, at any time during the term hereof, Tenant shall be in default in the performance of any provisions of this Lease, Landlord shall have the right to use said deposit, or so much thereof as is necessary, in payment of any rent in default as aforesaid, reimbursement of any expense incurred by Landlord in refurbishing the premises and leasing costs, and in payment of any damages incurred Landlord by reason of Tenant's default. In such event, Tenant shall, on written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore and deposit to its original amount. In the event said deposit has not been utilized as aforesaid, said deposit, or as much thereof as has not been utilized for such purposes, shall be refunded to Tenant, without interest, upon full performance of this Lease by Tenant as follows:
a.  $10,000 ninety days after tenant takes occupancy, provided the OCC has approved the bank charter by that date, or upon such approval if delayed beyond the initial 90 days of occupancy.
b. an additional $10,000 at the end of the first year of the lease term
c. $3,500 at the end of the second year of the lease term
d. the balance of $1,500 shall be held by Landlord throughout the duration of the lease term and refunded in accordance with the provisions of the lease.
Landlord shall have the right to commingle said deposit with other funds of Landlord. Landlord may deliver the funds deposited herein by Tenant to any purchaser of Landlord's interest in the Premises in the event such interest be sold, and thereupon Landlord shall be discharged from further liability with respect to such deposit. If claims of Landlord exceed said deposit, Tenant shall remain liable for the balance of such claims.

27.	ENVIRONMENTAL INDEMNITY

Tenant, its successors, assigns and guarantors shall indemnify, defend, reimburse and hold harmless Landlord from and against any and all "Environmental Damages" arising from the presence or use of "Hazardous Materials" caused, permitted or suffered directly by Tenant's use or occupancy of the Leased Premises or arising in any manner whatsoever out of the violation by Tenant of any "Environmental Requirements" pertaining to the Leased Premises and the activities thereon, or the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease.

A. "Hazardous Materials" means any substance:

a. The presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

b. Which is or becomes defined as "hazardous waste", hazardous substance", pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. §§ 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.); or

c. Which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority or instrumentality of the United States, the State of Colorado or the county of the Shopping Center, or

d. The presence of which in, on or about the Leased Premises causes or threatens to cause a nuisance upon the Leased Premises or to adjacent properties or poses or threatens to pose a hazard to health or safety of persons on or about the Leased Premises; or

e. The presence of which on adjacent properties could constitute a trespass by Tenant; or

f. Without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons.

B. "Environmental Requirements" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals and similar items of all governmental authorities or instrumentalities of the United States, Colorado, the county of the Shopping Center location and all applicable judicial, administrative and regulatory decrees, judgments or orders relating to the protection of human health or the environment.

C. "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines liabilities, encumbrances, liens, costs and expenses of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorney's and consultants' fees, any of which are incurred at any time as a result of Tenant's use or occupancy of the Leased Premises or violation of any Environmental Requirement in, on or about the Leased Premises or any portion thereof.

D. The obligations of Tenant, its successors, assigns and guarantors in this paragraph shall survive the expiration or termination of this Lease.

E. If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements or liability for Environmental Damages in connection with the Leased Premises or past or present activities of any person thereon, then, within ten (10) days of becoming aware of or the receipt of notice or other communication, Tenant shall deliver to Landlord a written description of same, together with copies of any supporting documents.

F. Nothing contained herein shall obligate Tenant to remediate or indemnify Landlord, directly or indirectly through operating expenses for any environmental condition existing in, on or under the property at the commencement of this lease or caused by anyone unrelated to Tenant.

28.	ADA COMPLIANCE

Notwithstanding anything to the contrary, Tenant shall be responsible for any alterations, modifications or improvements to the premises which may be required under the Americans with Disabilities Act (ADA) to the extent such are required as a result of any alterations or improvements or additions made to the premises by or on behalf of Tenant, or as a result of Tenant employing any individual with a disability as defined by the ADA

29.    MISCELLANEOUS:

A. The Rules and Regulations attached hereto and marked Exhibit "C", as well as such Rules and Regulations may be amended, deleted, modified, altered or enlarged by Landlord for the safety, care and cleanliness of the Premises and the preservation of good order thereon, are hereby expressly made a part hereof; and Tenant agrees to obey all such rules and regulations. The violation of any of such rules and regulations by Tenant shall be deemed an event of default of this Lease by Tenant, affording Landlord all those remedies set out herein. Landlord shall not be responsible to Tenant for the nonperformance of any other tenant or occupant of the building of any of said rules and regulations.

B. The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the Owner or Owners of the Building at the time in question; and in the event of any transfer or transfers of the title thereto, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically released from and after the date of such transfer or conveyance, of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be turned over to the grantee; and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant.

C. Tenant agrees that for the purposes of completing or making repairs or alterations in any portion of the Building, Landlord may use one or more of the street entrances, the halls passageways and elevators of the Building, subject to Tenant's reasonable right to access the premises at all times.

D. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and not dependent; and Tenant shall not be entitled to any setoff of the rent or other amounts owing hereunder against Landlord if Landlord fails to perform its obligations set forth herein; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and an opportunity granted to Landlord to correct such violation.

E. If any clause or provisions of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby; and it is also the intention of the parties to the Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a legal, valid and enforceable clause or provision as similar in terms of such illegal, invalid or unenforceable clause or provision as may be possible.

F. The captions of each Section are added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease.

G. Except as herein specifically set forth, all terms, conditions and covenants to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, administrators, executors, successors and assigns. The terms, conditions and covenants hereof shall also be considered to be covenants running with the land and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

H. Tenant specifically agrees to look solely to Landlord's interest in the Building for recovery of any judgment from the Landlord, it being agreed that Landlord shall never be personally liable for any such judgment, including any personal assets of the partnership comprising of Landlord or any assets of the individual partners of the partnership forming "Landlord." The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

I. No act or thing done by Landlord or Landlord's agent during the term hereof, including, but not limited to, any agreement to accept surrender of the Premises or to amend or modify this Lease, shall be deemed to be binding upon Landlord unless such act or things shall be by a party designated in writing by Landlord as so authorized to act. The delivery of keys to Landlord, or Landlord's agent, employees or officers shall not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant, or receipt by Landlord, of a lesser amount than the monthly rent herein stipulated, shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check, or payment as rent, be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy available to Landlord.

J. Landlord shall have the right to change the number, designation or name of the Building on ninety (90) days notice to Tenant (and without liability to Tenant) to construct other buildings or improvements in any plaza or other area designated by Landlord for use by tenants, or to change the location, character, or make alterations of, or additions to, any of said plazas or other areas.

K. Tenant acknowledges and agrees that it has not relied upon any statement, representations, agreements or warranties except such as are expressed in this Lease, and that no amendment or modification of the Lease shall be valid or binding unless expressed in writing and executed by Landlord and Tenant in the same manner as the execution of this Lease.

L. Time is of the essence hereof.

M. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of Tenant's board of directors, or partners as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect.

N. Any obligations of the Landlord or Tenant hereunder which is delayed or not performed due to acts of God, strike, riot, war, weather, failure to obtain labor and materials at a reasonable cost or any other reason beyond the control of the Landlord or Tenant shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or non-performance.

O. Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord. In the event that Tenant violates this provision, this Lease, at the option of Landlord, shall be null, void, and of no further force and effect if Tenant fails to execute documents requested by Landlord to negate the effect of such recordation, except that Tenant shall be liable to Landlord for liquidated damages, in the amount of the remaining rental to be paid hereunder.

P. This Lease may be executed in counterparts. Each counterpart shall be deemed to be an original hereof. There shall be executed at least three (3) additional counterparts.

Q. The Tenant does hereby specifically allow and permit the Landlord to execute an Assignment Agreement including a General Assignment of Rents and to specifically assign this particular Lease.

R. This Lease shall be deemed to have been made in and shall be construed in accordance with the laws of the State of Colorado.

S. Unless the context otherwise requires, the word "Landlord" wherever it is used herein shall be construed to include and shall mean Landlord, it successors and/or assigns, and the word "Tenant" shall be construed to include and shall mean Tenant, and when there are two or more tenants, or two or ore persons bound by Tenant's covenants herein contained, their obligations hereunder shall be joint and several.

T. Exhibits, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

U. The marginal headings and titles to the Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

V. Tenant warrants and agrees to save and hold Landlord harmless from any and all leasing commissions (including renewals, extensions or options), costs and liability with respect to the Premises claimed by any real estate broker except those brokers retained by Landlord and those brokers identified in writing by Tenant to Landlord.

W. This Lease contains all of the agreements of the parties hereto with respect to any matter covered in this Lease, and no prior agreements or understandings shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties and delivered by each party to the other.

X. No representation or recommendation has been made by Landlord or the real estate broker or its agents or employees either as to the legal sufficiency, legal effect, or tax consequences of this Lease or the transactions relative thereto.

Y. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses including the fees of its attorneys in such amount as the court may adjudge reasonable.

Z. Tenant shall not use the name of the Building for any purpose other than as an address of the business to be conducted by the Tenant in the Premises. Tenant shall not use photographs, television or movie film of the Building for advertising or other promotional purposes.

AA. Except for signage outside of its office suite, Tenant shall not install, paint, display, place or affix any sign, picture, advertisement or notice on any part of the outside of the Building or in the interior of the Leased Premises which is visible from the outside of the Building or from outside of the Leased Premises. Landlord will prescribe a uniform pattern of identification signs for tenants to be placed in the corridors outside of the Leased Premises.

BB. Whenever and to the extent that Landlord shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of any obligation hereunder in respect to the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment service, utility or labor required to enable it to fulfill such obligation or by reason of any statute, law or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or during periods of inspection, alteration or improvement of the Building, or by reason of any other cause beyond its control, whether of the foregoing character or not, Landlord shall be entitled to extend the time of fulfillment of such obligation by a time equal to the duration of such delay or restriction, and Tenant shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the dates specified by their respective signatures.

LANDLORD: FOREST PARK REALTY INVESTMENTS, LLC

By               /s/ Joseph Fried
Joseph Fried - Managing Agent
Address:   1600 Broadway, Suite #1550
Denver, CO 80202

TENANT: PATRIA CORPORATION, INC.

By:              /s/ James Foster
James Perez Foster                                     - Chairman

By:              /s/ Robert Fenton
Robert Fenton                                             - President

EXHIBIT "A"
TO
FOREST PARK OFFICE LEASE
FLOOR PLAN

EXHIBIT "B"
TO
FOREST PARK OFFICE LEASE
LEGAL DESCRIPTION

5350 LEETSDALE DRIVE

All that part of Lots 1 and 2, Booths Subdivision, City and County of Denver, State of Colorado, described as follows: Beginning at the Southeast corner said Lot 2; thence Westerly along the South line of said Lot 2, 276.60 feet; thence Northerly parallel to the East line of said Lot 2, 190.08 feet; thence Northeasterly on an angle to the right of 13°15'19", 232.16 feet to a point on the Southerly right of way line of Leetsdale Drive; thence Southeasterly along said Southerly right of way line 229.48 feet of said Lots 1 and 2, 362.70 feet to the Point of Beginning. Contains 2.37 acres, more or less.

5250 LEETSDALE DRIVE

All that part of Lots 1 and 2, Booths Subdivision, City and County of Denver, State of Colorado, described as follows: Beginning at the Southwest corner of said Lot 2; thence Easterly along the South line of said Lot 2, 16.00 feet to the True Point of Beginning; thence continuing Easterly along the South line of said Lot 2, 339.6 feet more or less to a point 276.60 feet West of the Southeast corner of said Lot 2; thence Northerly, parallel to the East line of said Lot 2, 190.08 feet; thence Northeasterly on an angle to the right of 13°15'19", 232.16 feet to a point on the Southerly right of way line of Leetsdale Drive; thence Northwesterly along said Southerly right of way line 404.51 feet to a point on Southeasterly line of a parcel described in Book 2126 at Page 507; thence Southwesterly along said Southeasterly line 18.30 feet to a point on the West line of said Lot 1; thence Southerly along the West line of said Lots 1 and 2, 258.41 feet; thence Southeasterly on an angle to the left of 03°48'51", 240.53 feet to the True Point of Beginning. Contains 3.939 acres, more or less.

EXHIBIT "C"
TO
FOREST PARK OFFICE LEASE
RULES AND REGULATIONS

The Rules and Regulations set forth in this Exhibit shall be and hereby are made a part of the Lease to which they are attached. Whenever the term "Tenant" is used in these Rules and Regulations, it shall be deemed to include Tenant, its employees or agents, and any other persons permitted by Tenant to occupy or enter the Premises. The following Rules and Regulations may from time to time be modified by Landlord.

1.    OBSTRUCTION:

The sidewalks, entries, passages, corridors, halls, lobbies, stairways, elevators and other common facilities of the Building shall be controlled by Landlord and shall not be obstructed by Tenant or used for any purpose other than ingress of egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant.

2.    ORDINARY BUSINESS HOURS:

The ordinary business hours of the Building shall be from 7:00 A.M. to 6:00 P.M., Monday through Friday of each week, and from 7:00 A.M. to 12:00 Noon on Saturday, if requested by Tenant, excluding the legal holidays of New Years' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

3.    DELIVERIES:

Tenant shall insure that all deliveries of supplies to the Premises shall be made only upon the elevator designated by Landlord for deliveries and only during the ordinary business hours of the Building.

4.    MOVING:

Furniture and equipment shall be moved in or out of the Building only upon the elevator designated by Landlord for moving, and then only during such hours and in such manner as may be prescribed by Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause such movers to use only the loading facilities and elevator designated by Landlord.

5.    HEAVY ARTICLES:

No safe or article, the weight of which may, in the reasonable opinion of the Landlord, constitute a hazard or damage to the Building or its equipment shall be moved into the Premises. Safes and other heavy equipment, the weight of which will not constitute a hazard or damage the Building or its equipment shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Landlord, and Landlord shall have the right to designate the location of such articles in the Premises.

6.    NUISANCE:

Tenant shall not do or permit anything to be done on the Premises or in the Building or bring or keep anything therein which would in any way constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants of the Building, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department, or with any insurance policy upon the Building or any part thereof, or conflict with any of the laws, codes, rules or ordinances of any governmental authority having jurisdiction over the Building.

7.    BUILDING SECURITY:

Landlord may restrict access to and from the Premises and the Building outside the ordinary business hours of the Building for reasons of building security. Landlord may require identification of persons entering and leaving the Building and, for this purpose, may issue building passes to tenants of the Building.

8.    PASS KEY:

The Building Manager may at all times keep a pass key to the Premises, and he and other agents of the Landlord shall during normal business hours (or outside business hours in the event of an emergency) be allowed admittance to the Premises; subject, however, to Tenant's reasonable security requirements which may prohibit access except when accompanied by Tenant's authorized security personnel.

9.    LOCKS AND KEYS FOR PREMISES:

Subject always to Tenant's reasonable security requirements, no additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless written consent of Landlord shall first have been obtained. A reasonable number of keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any duplicate key made. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices and toilet rooms.

10.    USE OF WATER FIXTURES:

Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to same from misuse on the part of Tenant shall be paid for by Tenant. No person shall waste water in any manner.

11.    NO ANIMALS OR EXCESSIVE NOISE:

With the exception of seeing eye dogs for the blind, no animals shall be allowed in the offices, halls, corridors or elevators of the Building. No person shall disturb the occupants of this or adjoining buildings or space by the use of any radio or musical instrument or by the making of loud or improper noises.

12.    BICYCLES:

Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycle parking.

13.    TRASH:

Tenant shall not allow anything to be placed on the outside of the building, nor shall anything be thrown by Tenant out of the windows or doors or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by Tenant on the Premises or in any receptacle provided by Landlord for the Building.

14.    WINDOWS:

No windows, shades, blinds, screens or draperies will be attached or detached by Tenant, and no awnings shall be placed over the windows without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies and linings at all windows and hallways so that the Building will present a uniform exterior appearance. Tenant will use its best efforts to have all curtains, draperies and blinds closed at the end of each day in order to help conserve energy. Except in the case of fire or other emergency, Tenant shall not open any outside window because the opening of windows interferes with the proper functioning of the Building heating and air conditioning systems.

15.    HAZARDOUS OPERATIONS AND ITEMS:

Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the premises without Landlord's prior written consent, which consent may be withheld in Landlord's absolute discretion. The use of oil, gas, or flammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

16.    HOURS FOR REPAIR, MAINTENANCE AND ALTERATIONS:

Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary business hours of the Building unless Landlord shall have first consented to such work being done outside of such times. If Tenant desires to have such work done by Landlord's employees on Saturdays, Sundays, holidays or weekdays outside of ordinary business hours, Tenant shall pay the actual extra cost of such labor.

17.    NO DEFACING OF PREMISES:

Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any defacement, damage or injury caused by Tenant shall be paid for by Tenant. Northwithstanding the foregoing, Tenant may hang framed art, calendars, schedules, whiteboards and other reasonable office decorations, but shall at the end of the lease term repair or patch any holes.

18.    CHAIR PADS:

During the entire term of this Lease, Tenant shall, at its expense, install and maintain under all caster chairs a chair pad or carpet casters to protect the carpeting.

19.    SOLICITATION, FOOD AND BEVERAGES:

Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Building. Tenant shall not grant any concessions, licenses, or permission for the sale or taking of orders for food, beverages, services or merchandise in the Building, nor install nor permit the installation or use of any machine or equipment for dispensing food, beverages, services or merchandise, nor permit the preparation, serving, distribution or delivery of food, beverages, services or merchandise without the approval of Landlord and in compliance with arrangements prescribed by Landlord.

20.    SIGNS AND GRAPHICS:

No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Building without the written consent of Landlord, which consent shall not be unreasonably withheld, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name and notice without notice to and at the expense of Tenant. At all times and at its sole discretion, Landlord shall have the express right to control signage outside or inside the Building.

21.    JANITORIAL SERVICE:

Except when necessary for Tenant security reasons, Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

22.    ENERGY CONSERVATION:

Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building, and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the building or Tenant.

23.    ADDITIONS AND AMENDMENTS:

Landlord reserves the right to make such reasonable additions and amendments to these Rules and Regulations as in its judgment may from time to time be needful and desirable for the safety, security, care, efficiency and preservation of good order therein.

EXHIBIT "D"
TO
FOREST PARK OFFICE LEASE
REFURBISHING ADDENDUM
SUITE #G-120 - 5350 LEETSDALE DRIVE
PATRIA CORPORATION, INC.

Tenant Finish:
Premises are leased “as is”, except that Landlord will provide and pay for new standard building carpet and paint throughout the premises (color choice by Tenant). Landlord shall also provide and pay for the following finish work:

a.	Landlord will remove the two HVAC units and concrete pads located in the window well outside the premises so that the window well area can be landscaped;
b.	Landlord will remove equipment and false flooring in the “data center” portion of the premises;
c.	Landlord will remove the data center fire suppression system in the “utility” room (near the entry corridor within the premises);
d.	Landlord will remove interior walls/doors to data center and utility room, leaving only one office adjacent to the entry hall; and
e.	Landlord will replace “blacked-out” window in data center with typical glass window.

Any and all other tenant finish work or improvements, except as provided herein, shall be at Tenant’s cost. Tenant shall obtain Landlord’s written consent to any such work. Tenant may only use a licensed contractor approved by Landlord and any such work shall not interfere with the peaceful possession of other tenants in the building.

Tenant will hold Landlord harmless from any and all claims for unpaid labor and materials by any contractor or vendor in connection with any tenant finish work or other improvements undertaken by Tenant for the premises.

EXHIBIT "E"
TO
FOREST PARK OFFICE LEASE
ADDITIONAL PROVISIONS

1.
While this Lease is in effect, so long as Tenant is not in default and is in full compliance with the provisions of the lease, Landlord will not lease space or permit the sublease of space in the building at 5350 Leetsdale Drive to any branch bank with depository services.

2.
Option to Renew. So long as Tenant is not in default under the Lease, Tenant shall have the right to extend the term of this Lease for two additional periods of five (5) years each on the same terms and conditions as herein contained, except as hereinafter set forth, by giving written notice to Landlord at least three months before the expiration of the then existing term of this Lease. The basic monthly rental for each option period shall be determined as follows: Within thirty (30) days next following receipt by Landlord of Tenant's notice of its intent to renew, the Landlord shall provide Tenant the proposed rental rate which shall equal the average of the then current rental rates paid by all exiting tenants occupying less than 10,000 feet at the property. Tenant shall within ten (10) days thereafter advise Landlord as to whether or not it still wishes to renew its lease based on the rental rate for these premises given by Landlord to Tenant. Renewal of the Lease shall be in an "as is" condition with all tenant finish work to be Tenant's responsibility.

3.
Tenant hereby warrants that NO real estate broker except for Peter Whitaker of David/Hicks Brokerage has represented or will represent it in this transaction and that no finder's fees have been earned by a third party. Tenant acknowledges that Forest Park Realty Investments, LLC and its agents are agents of Landlord and are not representing Tenant in this transaction.

4.
Notwithstanding anything to the contrary, Tenant shall be responsible for any alterations, modifications or improvements to the Premises which may be required under the Americans with Disabilities Act (ADA) to the extent such are required as a result of any alterations or improvements other than the initial build out of the premises or are part of additions made to the Premises by or on behalf of Tenant, or as a result of Tenant employing any individual with a disability as defined by the ADA.

5.
Landlord and Tenant acknowledge that Tenant is in the process of submitting all necessary paperwork to the regulatory agencies (OCC, etc.) to obtain a license to operate a bank on the premises. Tenant shall provide Landlord with proof of its application prior to occupancy of the premises. Tenant shall also provide Landlord with proof of approval of its application and acceptance of its bank charter once the OCC has issued a license to Tenant to operate as a bank on the premises. Tenant shall not operate any bank or depository services on the premises without such approval. Tenant’s failure to obtain such approval from the OCC within one year of the inception of the Lease shall negate any rights Tenant may be been awarded to exclusively operate a bank as listed in Section 1.

6.
Notwithstanding any other provisions contained in this Lease, in the event that Tenant or its successors or assignees shall become insolvent or bankrupt, or if or their interest under this Lease shall be levied upon or sold under execution or other legal process by any depository institution supervisory authority (“Authority”), Landlord may in either such event, terminate this Lease only with the concurrence of any receiver or liquidator appointed by such Authority, provided, that in the event this lease is terminated by the receiver or liquidator, the maximum claim of Landlord for rent damages or indemnity for inquiry resulting from the termination, rejection or abandonment of the unexpired Lease shall be by law no greater than an amount equal to all accrued and unpaid rent to the date of termination; provided further that to continue the Lease, any receiver or liquidated appointed by such Authority or assignee must continue to honor the terms of the Lease.